EXHIBIT NO. 21



                               LIST OF SUBSIDIARIES OF
                            THE UNITED ILLUMINATING COMPANY
                            -------------------------------

                          STATE OR JURISDICTION
                          OF INCORPORATION OR       NAME UNDER WHICH
NAME OF SUBSIDIARY            ORGANIZATION       SUBSIDIARY DOES BUSINESS
------------------        ---------------------  ------------------------
United Funding Capital         Delaware          United Funding Capital
Partnership L.P.                                  Partnership L.P.

United Resources, Inc.         Connecticut       United Resources, Inc.

Thermal Energies, Inc.*        Connecticut       Thermal Energies, Inc.

Precision Power, Inc.*         Connecticut       Precision Power, Inc.

American Payment
 Systems, Inc.*                Connecticut       American Payment Systems, Inc.

United Bridgeport
 Energy, Inc.                  Connecticut       United Bridgeport Energy, Inc.

Precision Constructors, Inc.** Connecticut       Precision Constructors, Inc.

----------------------

*   Subsidiary of United Resources, Inc.
**  Subsidiary of Precision Power, Inc.